Exhibit 99.1

                  LifePoint Hospitals Reports First
                         Quarter 2007 Results

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 26, 2007--LifePoint
Hospitals, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2007.

    For the first quarter ended March 31, 2007, revenues from continuing operations were $669.3 million, up 14.1% from $586.6 million for the same period a year ago. Income from continuing operations for the quarter was $37.8 million, or $0.67 per diluted share, compared with income from continuing operations for the first quarter of 2006 of $34.0 million, or $0.61 per diluted share. Net income for the quarter was $29.8 million, or $0.53 per diluted share, compared with net income of $38.1 million, or $0.68 per diluted share, for the prior-year period.

    During the first quarter of 2007, the Company committed to a plan to terminate its lease agreement related to Colorado River Medical Center, a 25-bed critical-access hospital in Needles, California. As a result of the disposal plan, the Company has reflected this hospital as discontinued operations and recognized a first quarter 2007 impairment charge of $7.9 million, net of income taxes, or $0.14 per diluted share.

    In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, "Our strategy of investing in our communities continues to help us generate excellent financial results for the Company and stronger relationships in our markets. We believe that our unrelenting focus on providing value to the communities in which we operate, combined with the implementation of our company-wide strategic initiatives, will not only benefit our company and our communities, but will enhance shareholder value for the long term."

    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' first quarter conference call will be available on line at www.lifepointhospitals.com and www.earnings.com on April 27, 2007, beginning at 10:00 a.m. Eastern Time.

    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities in 19 states. Of the Company's 51 hospitals, 47 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering compassionate, high quality patient care; supporting physicians; creating an outstanding environment for employees; providing unmatched community value; and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 21,000 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.

    Important Legal Information

    Certain statements contained in this release are based on current management expectations and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint's future results are beyond LifePoint's ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation: (i) efforts by government and commercial third-party payors to reduce healthcare spending, including changes in the manner in which amounts that payors reimburse healthcare provided to covered individuals, including "high deductible" plans, increased co-pays and deductibles;
(ii) possible changes or reductions in Medicare and Medicaid reimbursement payments; (iv) the possibility of adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company; (v) the highly competitive nature of the healthcare business, including competition from outpatient facilities, physicians on the medical staffs of our hospitals, physician offices and facilities in larger towns and cities; (vi) our ability to recruit and retain physicians, other healthcare professionals and management personnel; (vii) changes in the Company's operating or expansion strategy and, if made, our ability to successfully execute such changed strategies;(viii) the availability and terms of capital and liquidity to fund LifePoint's business strategies; (ix) the Company's substantial indebtedness and changes in interest rates, our credit ratings and the amount or terms of our indebtedness; (x) the ability to manage healthcare risks, including those that could result in losses to us because we are significantly self-insured, as well as the availability, cost and terms of insurance coverage, malpractice litigation and governmental investigations; and (xi) those other risks and uncertainties described from time to time in LifePoint's filings with the Securities and Exchange Commission. Therefore, LifePoint's future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    All references to "LifePoint," "LifePoint Hospitals" and the "Company" as used throughout this release refer to LifePoint
Hospitals, Inc. and its subsidiaries.




                      LIFEPOINT HOSPITALS, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            Dollars in millions, except per share amounts

                                         Three Months Ended March 31,
                                        ------------------------------
                                            2007            2006
                                        --------------  --------------
                                        Amount  Ratio   Amount  Ratio
                                        ------- ------  ------- ------
Revenues                                $669.3  100.0%  $586.6  100.0%

Salaries and benefits                    260.0   38.8    229.8   39.2
Supplies                                  93.0   13.9     82.5   14.1
Other operating expenses                 116.7   17.5     94.9   16.1
Provision for doubtful accounts           75.6   11.3     67.8   11.6
Depreciation and amortization             33.3    4.9     31.5    5.4
Interest expense, net                     26.7    4.0     23.1    3.9
                                        ------- ------  ------- ------
                                         605.3   90.4    529.6   90.3
                                        ------- ------  ------- ------
Income from continuing operations
 before minority interests and income
 taxes                                    64.0    9.6     57.0    9.7
Minority interests in earnings of
 consolidated entities                     0.3    0.1      0.3      -
                                        ------- ------  ------- ------
Income from continuing operations
 before income taxes                      63.7    9.5     56.7    9.7
Provision for income taxes                25.9    3.8     22.7    3.9
                                        ------- ------  ------- ------
Income from continuing operations         37.8    5.7     34.0    5.8

Discontinued operations, net of income
 taxes:
  Loss from discontinued operations          -      -     (0.4)  (0.1)
  Impairment of assets                    (7.9)  (1.2)       -      -
  Net gain (loss) on sale of hospitals    (0.1)     -      3.8    0.6
                                        ------- ------  ------- ------
  Income (loss) from discontinued
   operations                             (8.0)  (1.2)     3.4    0.5

Cumulative effect of change in
 accounting principle, net of income
 taxes                                       -      -      0.7    0.1
                                        ------- ------  ------- ------

Net income                               $29.8    4.5%   $38.1   6.4 %
                                        ======= ======  ======= ======

Basic earnings (loss) per share:
  Continuing operations                  $0.67           $0.62
  Discontinued operations                (0.14)           0.06
  Cumulative effect of change in
   accounting principle                      -            0.01
                                        -------         -------

  Net income                             $0.53           $0.69
                                        =======         =======

Diluted earnings (loss) per share:
  Continuing operations                  $0.67           $0.61
  Discontinued operations                (0.14)           0.06
  Cumulative effect of change in
   accounting principle                      -            0.01
                                        -------         -------

  Net income                             $0.53           $0.68
                                        =======         =======





                      LIFEPOINT HOSPITALS, INC.
           UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
       Dollars and shares in millions, except per share amounts

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                     2007      2006
                                                    --------  --------

Income from continuing operations                     $37.8     $34.0
Income (loss) from discontinued operations             (8.0)      3.4
Cumulative effect of change in accounting principle       -       0.7
                                                    --------  --------
                                                      $29.8     $38.1
                                                    ========  ========

Basic weighted average number of shares                55.8      55.5
Other share equivalents                                 1.0       0.6
                                                    --------  --------
Diluted weighted average number of shares and
 equivalents                                           56.8      56.1
                                                    ========  ========

Basic earnings (loss) per share:
  Continuing operations                               $0.67     $0.62
  Discontinued operations:
    Loss from discontinued operations                     -     (0.01)
    Impairment of assets                              (0.14)        -
    Net gain on sale of hospitals                         -      0.07
                                                    --------  --------
    Income (loss) from discontinued operations        (0.14)     0.06
  Cumulative effect of change in accounting
   principle                                              -      0.01
                                                    --------  --------

  Net income                                          $0.53     $0.69
                                                    ========  ========

Diluted earnings (loss) per share:
  Continuing operations                               $0.67     $0.61
  Discontinued operations:
    Loss from discontinued operations                     -     (0.01)
    Impairment of assets                              (0.14)        -
    Net gain on sale of hospitals                         -      0.07
                                                    --------  --------
    Income (loss) from discontinued operations        (0.14)     0.06
  Cumulative effect of change in accounting
   principle                                              -      0.01
                                                    --------  --------

  Net income                                          $0.53     $0.68
                                                    ========  ========





                      LIFEPOINT HOSPITALS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             In millions

                                                  March 31,  Dec. 31,
                                                    2007      2006(1)
                                                  ---------  ---------
                     ASSETS

Current assets:
  Cash and cash equivalents                          $32.9      $12.2
  Accounts receivable, less allowances for
   doubtful accounts of $381.0 and $326.2 at
   March 31, 2007 and December 31, 2006,
   respectively                                      318.7      321.8
  Inventories                                         67.4       66.6
  Assets held for sale                                73.4      124.7
  Prepaid expenses                                    13.3       13.0
  Income taxes receivable                                -       11.2
  Deferred tax assets                                118.4       49.2
  Other current assets                                29.1       20.6
                                                  ---------  ---------
                                                     653.2      619.3
Property and equipment:
  Land                                                78.4       79.5
  Buildings and improvements                       1,098.6    1,080.8
  Equipment                                          619.6      609.0
  Construction in progress                            66.6       72.1
                                                  ---------  ---------
                                                   1,863.2    1,841.4
  Accumulated depreciation                          (501.5)    (472.9)
                                                  ---------  ---------
                                                   1,361.7    1,368.5

Deferred loan costs, net                              29.8       31.1
Intangible assets, net                                36.3       33.7
Other                                                  4.5        4.5
Goodwill                                           1,586.8    1,581.3
                                                  ---------  ---------
                                                  $3,672.3   $3,638.4
                                                  =========  =========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $87.9     $108.4
  Accrued salaries                                    61.6       68.7
  Income taxes payable                                27.4          -
  Other current liabilities                           85.1      126.7
  Current maturities of long-term debt                 0.5        0.5
                                                  ---------  ---------
                                                     262.5      304.3

Long-term debt                                     1,655.7    1,668.4
Deferred income taxes                                118.3      120.5
Professional and general liability claims and
 other liabilities                                    83.9       82.3
Long-term income tax liability                        53.0          -

Minority interests in equity of consolidated
 entities                                             13.0       12.9

Stockholders' equity:
  Preferred stock                                        -          -
  Common stock                                         0.6        0.6
  Capital in excess of par value                   1,051.3    1,044.4
  Unearned ESOP compensation                          (5.6)      (6.4)
  Accumulated other comprehensive loss               (11.0)      (9.6)
  Retained earnings                                  450.6      421.0
                                                  ---------  ---------
                                                   1,485.9    1,450.0
                                                  ---------  ---------
                                                  $3,672.3   $3,638.4
                                                  =========  =========

(1) Derived from audited financial statements.





                      LIFEPOINT HOSPITALS, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             In millions

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                     2007      2006
                                                    --------  --------
Cash flows from operating activities:
  Net income                                          $29.8     $38.1
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Loss (income) from discontinued operations          8.0      (3.4)
    Cumulative effect of change in accounting
     principle, net of income taxes                       -      (0.7)
    Stock-based compensation                            3.6       3.2
    ESOP expense (non-cash portion)                     2.2       2.4
    Depreciation and amortization                      33.3      31.5
    Amortization of deferred loan costs                 1.3       1.3
    Minority interests in earnings of consolidated
     entities                                           0.3       0.3
    Deferred income tax benefit                       (18.4)     (3.1)
    Reserve for professional and general liability
     claims, net                                       (0.5)      1.8
    Increase (decrease) in cash from operating
     assets and liabilities, net of effects from
     acquisitions and divestitures:
      Accounts receivable                              (4.1)     (9.5)
      Inventories and other current assets            (11.4)     (3.2)
      Accounts payable and accrued expenses           (33.2)    (16.9)
      Income taxes receivable/payable                  41.7      12.9
  Other                                                 1.1       0.6
                                                    --------  --------
      Net cash provided by operating activities -
       continuing operations                           53.7      55.3
      Net cash provided by (used in) operating
       activities - discontinued operations            10.1      (0.1)
                                                    --------  --------
      Net cash provided by operating activities        63.8      55.2
                                                    --------  --------
Cash flows from investing activities:
  Purchase of property and equipment                  (32.0)    (50.1)
  Acquisitions, net of cash acquired                      -      (3.5)
  Other                                                (0.2)     (0.3)
                                                    --------  --------
      Net cash used in investing activities -
       continuing operations                          (32.2)    (53.9)
      Net cash provided by investing activities -
       discontinued operations                          0.1      19.9
                                                    --------  --------
      Net cash used in investing activities           (32.1)    (34.0)
                                                    --------  --------
Cash flows from financing activities:
  Proceeds from borrowings                             40.0      10.0
  Payments of borrowings                              (52.4)    (10.0)
  Proceeds from exercise of stock options               1.0       0.3
  Proceeds from employee stock purchase plans           0.7       1.7
  Other                                                (0.3)     (0.5)
                                                    --------  --------
      Net cash (used in) provided by financing
       activities                                     (11.0)      1.5
                                                    --------  --------

Change in cash and cash equivalents                    20.7      22.7
Cash and cash equivalents at beginning of period       12.2      30.4
                                                    --------  --------
Cash and cash equivalents at end of period            $32.9     $53.1
                                                    ========  ========

Supplemental disclosure of cash flow information:
  Interest payments                                   $28.8     $25.1
                                                    ========  ========
  Capitalized interest                                 $0.7      $0.1
                                                    ========  ========
  Income taxes paid, net                               $2.4     $12.7
                                                    ========  ========





                      LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                                          Three Months Ended March 31,
                                          ----------------------------
                                                                 %
                                           2007      2006     Change
                                          --------  --------  --------
Continuing Operations: (1)
Number of hospitals at end of period           49        48       2.1%
Admissions                                 52,601    47,664      10.4
Equivalent admissions (2)                 100,521    90,752      10.8
Licensed beds at end of period              5,707     5,195       9.9
Weighted average licensed beds              5,707     5,230       9.1
Revenues ($ in millions)                   $669.3    $586.6      14.1
Revenues per equivalent admission          $6,658    $6,463       3.0
Outpatient factor (2)                        1.91      1.90       0.5
Emergency room visits                     226,124   202,416      11.7
Inpatient surgeries                        15,086    13,534      11.5
Outpatient surgeries                       37,262    34,010       9.6
Average daily census                        2,517     2,289      10.0
Average length of stay                        4.3       4.3         -
Medicare case mix index                      1.24      1.25      (0.8)

Same-Hospital: (3)
Number of hospitals at end of period           47        48      (2.1)
Admissions                                 47,864    47,664       0.4
Equivalent admissions (2)                  92,425    90,752       1.8
Licensed beds at end of period              5,207     5,195       0.2
Weighted average licensed beds              5,207     5,230      (0.4)
Revenues ($ in millions)                   $620.9    $586.6       5.9
Revenues per equivalent admission          $6,718    $6,463       3.9
Outpatient factor (2)                        1.93      1.90       1.6
Emergency room visits                     210,319   202,416       3.9
Inpatient surgeries                        13,709    13,534       1.3
Outpatient surgeries                       34,450    34,010       1.3
Average daily census                        2,286     2,289      (0.1)
Average length of stay                        4.3       4.3         -
Medicare case mix index                      1.26      1.25       0.8

(1) Continuing operations excludes the operations of hospitals that the Company classifies as discontinued operations.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes 47 and 48 hospitals operated during the three months ended March 31, 2007 and 2006, respectively. Same-hospital information for the three months ended March 31, 2006, includes the operations of Guyan Valley Hospital, which LifePoint voluntarily closed and ceased operations effective December 29, 2006. Discontinued operations are excluded from same-hospital information.






                      LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATIO
                         Dollars in millions

Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, debt retirement costs, transaction costs, minority interests in earnings of consolidated entities, income taxes, discontinued operations and cumulative effect of change in accounting principle. LifePoint's management and Board of Directors use adjusted EBITDA to evaluate the Company's operating performance and as a measure of performance for incentive compensation purposes. LifePoint's credit facilities use adjusted EBITDA for numerous financial covenants. The Company believes adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                     Three Months Ended March 31,
                                --------------------------------------
                                      2007                2006
                                ------------------  ------------------
                                 Amount    Ratio     Amount    Ratio
                                --------  --------  --------  --------
Revenues                         $669.3       100%   $586.6    100.0 %

Salaries and benefits             260.0      38.8     229.8      39.2
Supplies                           93.0      13.9      82.5      14.1
Other operating expenses          116.7      17.5      94.9      16.1
Provision for doubtful accounts    75.6      11.3      67.8      11.6
                                --------  --------  --------  --------
                                  545.3      81.5     475.0      81.0
                                --------  --------  --------  --------
Adjusted EBITDA                  $124.0      18.5%   $111.6     19.0 %
                                ========  ========  ========  ========


The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited condensed consolidated statements of operations:

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                     2007      2006
                                                    --------  --------
Adjusted EBITDA                                      $124.0    $111.6

Less:
  Depreciation and amortization                        33.3      31.5
  Interest expense, net                                26.7      23.1
  Minority interests in earnings of consolidated
   entities                                             0.3       0.3
  Provision for income taxes                           25.9      22.7
  Loss (income) from discontinued operations            8.0      (3.4)
  Cumulative effect of change in accounting
   principle, net of income taxes                         -      (0.7)
                                                    --------  --------
Net income                                            $29.8     $38.1
                                                    ========  ========

    CONTACT: LifePoint Hospitals, Inc.
             Penny L. Brake, 615-372-8532
             Vice President of Finance